Exhibit 1.1

“REG A CO-MANAGER AGREEMENT”

The purpose of this REG A Co-Manager Agreement (Agreement) is to form a relationship between Arque Capital, Ltd., a Securities and Exchange Commission (Commission) registered, Financial Industry Regulatory Authority (FINRA) member, investment bank and broker dealer (Arque), experienced in managing offerings of securities; and Smart Rx Systems, Inc., a Florida corporation (SRXS); whereupon Arque shall be engaged by SRXS as its Co-Manager of a $50mm Regulation A Tier II Offering. Arque shall also be “book manager” (defined below) of the Offering among the other Co-Managers (Book Co-Manager) and the members of the syndicate of selected dealers (Syndicate).

The Company understands that the Co-Manager proposes to seek placements amongst that qualified portion of the general investing public suitable for the purchase of the Securities offered by the Company, as soon as the Co-Manager deems advisable after this Agreement has been executed and delivered and the Qualification Statement (as defined below) has been declared qualified by the Commission. As the Regulation A maximum offering amount is scheduled to be increased to $75,000,000 from $50,000,000, at the time of such change’s effective date, the Company intends to file an amendment to its Qualification statement to increase the size of this Offering to $75,000,000, if qualified by the Commission.

The Company hereby confirms its engagement of Arque as its Co-Manager and Book Manager, and Co-Manager hereby confirms its agreement with the Company to render services as, a “reasonable efforts underwriter,” within the meaning of Conduct Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) with respect to the offering and sale of the Securities pursuant to this Agreement

Section 1. Qualification Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a qualification statement on Form 1-A (File No. _______) to be used in connection with the public offering and sale of the Securities, subject to Regulation A Tier II exemption procedures. Such Qualification Statement, as amended, including the offering circular and exhibits thereto, in the form 1-A in which it is to be declared qualified by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of qualification, represents the entire Offering documentation. Any qualification Statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called a “Rule 462(b) Qualification Statement,” and from and after the date and time of filing of a Rule 462(b) Qualification Statement, the term “Qualification Statement” shall include any Rule 462(b) Qualification Statement. The offering circular used in connection with the offering of the Securities that omitted Rule 430 Information is herein called a “Preliminary Offering Circular.” As used herein, the term “Offering Circular” means the offering circular in the form first made available to the Co-Manager and the selected dealers (as a group, the Syndicate) by the Company to confirm sales of the Securities or in the form first made available to the Co-Manager by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is ________ p.m. (EST) on ______, 2018. The Offering Circular, together with the information identified on Schedule B, if any, and each “road show” (as defined in Rule 433 under the Securities Act, and further described in Regulation A in regards to public dissemination of information and advertising), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). All references in this Agreement to (i) the Qualification Statement, a 462(b) Qualification Statement, the Preliminary Offering Circular, or the Offering Circular, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, or any successor system (collectively, “EDGAR”) and (ii) the Offering Circular shall be deemed to include the “electronic Offering Circular” provided for use in connection with the offering of the Securities as contemplated by Section 4(n) of this Agreement.

Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Offered Shares. The Company agrees to issue and sell the Offered Shares to the purchasers of the Offered Shares (Purchasers) upon the terms set forth herein. Based on the representations, warranties and agreements contained herein, and upon the terms but subject to the conditions set forth herein, the Co-Manager agrees, severally and not jointly, to use its best good faith commercially reasonable endeavors to market and sell the respective number of Offered Shares set forth opposite their names on Schedule A. The purchase price to be paid by the Co-Manager to the Company for the Offered Shares shall be $            per share (reflecting underwriting discounts and commissions of             % from the public offering price of $[[10]] per share).

(b) The First Closing Date. Delivery of the Offered Shares to be purchased by the Co-Manager and payment therefor shall be made at the offices of ClearTrust, LLC, the Company’s Transfer Agent, in Lutz, Florida, (or such other place as may be agreed to by the Company and the Co-Manager) at 11:00 a.m. EST, on _________, 2018, or such other time and date as shall be agreed upon by the Co-Manager and the Company (the time and date of such closing are called the “First Closing Date”).

(d) Public Offering of the Securities; Administration of the Order Flow from the Syndicate. The Co-Manager hereby advises the Company that the Co-Manager intends to offer for sale to the public, initially on the terms set forth in the Offering Circular, the Securities as soon after this Agreement has been executed and the Qualification Statement has been declared effective as the Co-Manager, in its sole judgment, has determined is advisable and practicable. The Co-Manager shall also be the administrator of the “book” of orders from all members of the Syndicate, including other Co-Managers, arranging for coincident gathering of orders, receiving of any compliance certifications, coordination with all Closing related activities, and coordination with the escrow or omnibus accounts of the Syndicate members, from or with the Co-Managers and Syndicate members. The Book Co-Manager may share some of these functions with other Co-Managers at its sole discretion and share the Book Manager’s fees as mutually agreed with such Co-Manager sharing the completion any such functions at any Closing. If sharing of functions takes place, any other Co-Manager may be utilized, and the use of one Co-Manager does not require that this same CO-Manager be utilized in such capacity upon subsequent Closings, which shall be at the Book Manager’s discretion. If any Co-Manager so sharing any functions of the Book Manager provides services which are unacceptable to the Company, the Company may preclude such Co-Manager from acting in such a supporting role upon future Closings.

(e) Payment for the Securities. Payment for the Offered Shares shall be made at the First Closing Date by wire transfer of immediately available funds in U.S. dollars to the order of the Company.

It is understood that the Co-Manager has been authorized, for its own account and the accounts of the other Co-Managers and the Selected Dealers, to accept delivery of and receipt for, and make payment of, the purchase price for, the Offered Shares, or through its Clearing company, as applicable.

(f) Delivery of the Securities. The Company, through the facilities of DTC and ClearTrust, LLC, shall deliver, or cause to be delivered, to the Co-Manager for the accounts of the Syndicate, the Offered Shares at the First Closing Date against the irrevocable release of a wire transfer of immediately available funds for the purchase price therefor. At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), the Company shall authorize ClearTrust, LLC, to arrange for the delivery of the Securities in accordance with the provisions of this Section 2(f). The Securities shall be recorded as the Co-Manager shall have requested at least one business day prior to the First Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Co-Manager and the Syndicate.

Section 3. Representations and Warranties

The Company hereby represents, warrants and covenants to the Co-Manager as follows:

(a) Compliance with Commission Requirements. The Qualification Statement and any 462(b) Qualification Statement have been declared qualified by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

(i) The Preliminary Offering Circular when filed complied, and the Offering Circular when filed will comply, in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Co-Manager for use in connection with the offer and sale of the Securities. Each of the Qualification Statement, any 462(b) Qualification Statement and any post-effective amendments thereto, at the time it became effective and at the First Closing Date (as defined in Section 2) and, if applicable, as of each subsequent Closing Date (as defined in Section 2), complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Qualification Statement and Offering Circular, at the time of each sale of the Securities in connection with the offering, will comply in all material respects with the Securities Act and does not, and at the time of each sale of the Securities in connection with the offering and at the First Closing Date and, if applicable, each Subsequent Closing Date (each as defined in Section 2), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Co-Manager will notify the Company within a reasonable time prior to any sale occurring other than at the Applicable Time. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Qualification Statement, any 462(b) Qualification Statement, any post-effective amendments thereto, or the Preliminary Offering Circular, or the Offering Circular, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Co-Manager furnished to the Company in writing by the Co-Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Co-Manager to the Company consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Offering Circular, the Preliminary Offering Circular, or to be filed as exhibits to the Qualification Statement which have not been described or filed as required.

(ii) The Company is not an “ineligible issuer” (as defined in Regulation A and in Rule 405 under the Securities Act) in connection with the offering of the Securities for purposes of Rules 164 and 433 under the Securities Act.

Except for the information, if any, identified on Schedule B, and live or electronic road shows, if any, furnished to the Co-Manager before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Co-Manager, prepare, use or refer to, any free writing offering circular.

(b) No Stop Order. No stop order suspending the effectiveness of the Qualification Statement or any Rule 462(b) Qualification Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(c) Offering Materials Furnished to Co-Manager. The Company has delivered to the Co-Manager conformed copies of the Qualification Statement and of each consent and certificate of experts filed as a part thereof, the Preliminary Offering Circular, the Offering Circular, as amended or supplemented, and any additional information or advertisement reviewed and consented to by the Co-Manager, all provided by digital transfer.

(d) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Co-Managers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Circular, the Offering Circular, any information reviewed and consented to by the Co-Manager, the Qualification Statement or any other document not constituting an offering circular pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, and Regulation A Tier II.

(e) Independent Accountants. Brian Soto Accountants, LLC, are (i) independent public or certified public accountants as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(f) Independent Due Diligence Legal Report. Mick Law, LLC, which has certified certain of the historical and investigative information of the Company, its products and services, its management and directors, and other Company material facts and circumstances, is providing a comprehensive investigative report for the Co-Manager and the Syndicate members, represented to the Company that they are, and to the knowledge of the Company they are, an independent law firm in accordance with guidelines established by the Commission. Mick Law shall provide their report to each subsequent Syndicate member.

(f.1) Independent Due Diligence Process Review Letter. Charles Plumb and Associates, LLC, is certifying the sufficiency and relevance of all the due diligence activities of the Company, the Co-Manager, and the Mick Report, in satisfaction of “best practices” standards for the information that is known, could be known, and should be known, at the time of this Offering, for the amount of the Offering, for the securities so offered, and provides such Letter to each subsequent Syndicate member.

(g) Financial Statements. The financial statements of (i) the Company and (ii) the Exhibits filed with the Commission as a part of the Qualification Statement, and included in the Preliminary Offering Circular, and the Offering Circular, present fairly in all material respects the financial condition of the Company and each of the subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”), if any, as of and at the dates indicated; and the statements of operations, parent net investment and cash flows of the Company, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included in the Qualification Statement, the Preliminary Offering Circular, or the Offering Circular that are not included as required. All non-GAAP financial measures (as defined by the Commission) and ratios derived using non-GAAP financial measures contained in the Qualification Statement and included in the Preliminary Offering Circular, and the Offering Circular have been presented in compliance with Item 10 of Regulation S-K of the Commission. Except as disclosed in the Preliminary Offering Circular or the Offering Circular, the Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses. To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements or other financial data filed with the Commission as a part of the Qualification Statement and included in the Preliminary Offering Circular or the Offering Circular.

(h) Disclosure Controls and Procedures and Internal Accounting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established. The Company also maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the knowledge of the Company, there has been, as applicable, no (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal control over financial reporting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i) No Material Adverse Change in Business. Except as disclosed in the Preliminary Offering Circular, or Offering Circular, subsequent to the respective dates as of which information is given in the Offering Circular, there has been no (i) material adverse change in the condition, financial or otherwise, or in the earnings, business, results of operations or prospects of the Company, its Subsidiaries and Holdings III, taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, any Subsidiary or Holdings III, which is material to the Enterprise, (iv) change in the capital stock of the Company, any Subsidiary or Holdings III, (v) material change in the outstanding indebtedness of the Company, Subsidiary or Holdings III or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(j) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Qualification Statement, Preliminary Offering Circular, and Offering Circular, and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(k) Good Standing of Subsidiaries. Each of the Subsidiaries is identified in Schedule C to this Agreement. Each Subsidiary has been duly organized and is validly existing as a business entity (corporate or otherwise) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Qualification Statement, Preliminary Offering Circular, and Offering Circular, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change. All of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Qualification Statement, Preliminary Offering Circular, and Offering Circular, all such equity interests are or will be immediately after the time of the First Closing Date wholly owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the mortgage on its building in Winter Park, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

(l) Capitalization. The authorized capital stock of the Company and the issued and outstanding capital stock of the Company, as of November 30, 2018, are as set forth on Schedule D. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any security holder of the Company. The capital stock of the Company conforms in all material respects to the description contained in the Qualification Statement, the Preliminary Offering Circular, and Offering Circular, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, as described in the Qualification Statement, the Preliminary Offering Circular, and Offering Circular, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(m) Other Securities. Except as disclosed in the Qualification Statement, the Preliminary Offering Circular, and Offering Circular, there are no outstanding (i) securities or obligations of the Company, or any Subsidiary, convertible into or exchangeable for any equity interests of the Company, any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company, any Subsidiary equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company, any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, except as expressly provided.

(n) Stock Exchange Listing. The Company shall apply to List its Common and Preferred Stock, including the Securities to be converted to the securities subject to the application for Listing quotation on the New York American Stock Exchange (the “Exchange”), upon the first occurrence of its attainment of sufficient contracts to assure that its assets and revenues are sufficient to maintain an active market for its Common and Preferred Shares.

(o) Authorization and Binding Effect. The Company has full right, power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(p) Reserved.

(q) Compliance with Laws. The Company and each Subsidiary is in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not cause a Material Adverse Change. None of the Company or any Subsidiary has received notice of any violation of any law, or any potential liability under any law, relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or any Subsidiary.

(r) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement. When the Company issues and delivers the Securities pursuant to this Agreement against payment of the consideration set forth herein, the Securities will be validly issued, fully paid and non-assessable. The issuance by the Company of the Securities is not subject to preemptive or other similar rights of any security holder of the Company. The Company has authorized and available sufficient shares of Preferred and Common Stock for issuance of the Securities pursuant to this Agreement

(s) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws, limited partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company, any Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by, and the compliance by the Company with its obligations under, this Agreement, including the sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Circular under “Use of Proceeds,” does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company, any Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the certificate of incorporation, as amended, or bylaws, as amended, of the Company or any related constituent document of any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their assets, properties or operations, except where such violation of any applicable law, statute, rule, regulation, judgment, order, writ, or decree of any government, government instrumentality or court, domestic or foreign would not result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any Subsidiary.

(t) Absence of Labor Disputes. No labor dispute with the employees of the Company, or any Subsidiary, exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company, any Subsidiary plans to terminate employment with the Company or such Subsidiary.

(u) Absence of Proceedings. Except as disclosed in the Qualification Statement, the Preliminary Offering Circular, or the Offering Circular, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any Subsidiary, which is required to be disclosed in the Qualification Statement, or which could, individually or in the aggregate, result in a Material Adverse Change, or which could materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations hereunder or thereunder.

(v) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or will own or possess immediately after the time of the First Closing Date or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice, and is not otherwise aware, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or in connection with the performance by the Company of its obligations with respect to the offering or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by FINRA.

(x) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to, or that would be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Co-Manager may engage in passive market making transactions in the Securities on the Exchange in accordance with Regulation M, should the Company List its securities by the end of the Offering.

(y) FINRA Matters. All of the information provided to the Co-Manager or to counsel for the Co-Manager, including in responses to questionnaires, by the Company, and to the knowledge of the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the filing by the Co-Manager pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct.

(z) Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change. The Company and each Subsidiary comply with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate cause a Material Adverse Change. All the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Change. Neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

(aa) Validity and Authentication. Any certificate signed by any officer of the Company that is delivered to the Co-Manager or to counsel for the Co-Manager pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Co-Manager as to the matters covered thereby.

(bb) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Qualification Statement, the Preliminary Offering Circular, and the Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made based on data derived from such sources.

(cc) Properties. Except as otherwise set forth in the Preliminary Offering Circular or the Offering Circular or such as in the aggregate does not now cause or will in the future cause a Material Adverse Change, the Company and each Subsidiary have title to their respective properties (or in the case of any properties to be acquired pursuant to agreements undertaken subsequent to this Agreement, and prior to the end of this Offering, will have title upon the closing of the transactions contemplated thereby) as follows: (i) with respect to pharmacies (including leasehold interests and appurtenant personal property) such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; (ii) with respect to licensee prospects, such title was or is being investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any Subsidiary; (iii) with respect to real property, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (iv) with respect to personal property or inventory, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any Subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, development or use of such real property in the business of the Company or any Subsidiary as presently conducted or as the Qualification Statement, the Preliminary Offering Circular, the Offering Circular indicates they contemplate conducting, except as may be properly described in the Qualification Statement, the Preliminary Offering Circular, the Offering Circular or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Change.

(dd) Insurance. Except as otherwise set forth in the Qualification Statement, the Preliminary Offering Circular and the Offering Circular, the Company, each Subsidiary and their respective material properties, are insured by insurers or are self-insured against such losses and risks and in such amounts as the Company believes are adequate for the conduct of their businesses and as the Company believes are customary for the business in which they are engaged; all such policies of insurance insuring the Company, and each Subsidiary, and their respective material properties, are in full force and effect and the Company has no reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Except as otherwise set forth in the Qualification Statement, the Preliminary Offering Circular, or the Offering Circular, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(ee) Taxes. The Company and each of the Subsidiaries has filed on a timely basis all federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

(ff) Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Circular, will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(gg) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary, or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company, any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, result in a Material Adverse Change; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable Offering Circular, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Offering Circular, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company sold in the Offering contemplated by this Agreement.

(jj) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described in the Qualification Statement, the Preliminary Offering Circular, or the Offering Circular Offering Circular, and which is not so described or incorporated.

(kk) Brokers. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Co-Manager for a brokerage commission, finder’s fee or like payment in connection with the Offering and sale of the Securities other than this Agreement.

(ll) Sarbanes-Oxley Act of 2002. The Company complies, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof now applicable to it.

(mm) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA), which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Sections 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(nn) Corporate Records. The minute books of the Company and each Subsidiary have been made available to the Co-Manager and counsel for the Co-Manager, and such books (i) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies or interest holders) of the Company, each Subsidiary since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(oo) Margin Securities. Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(pp) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Qualification Statement, the Preliminary Offering Circular, or the Offering Circular has been made or reaffirmed with a reasonable basis and in good faith.

(qq) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Qualification Statement was initially filed with the Commission, except as disclosed in the Qualification Statement (excluding the exhibits thereto), the Preliminary Offering Circular, and the Offering Circular, the Offering Circular.

(rr) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement.

(ss) Certain Regulatory Matters.

1.	Foreign Corrupt Practices Act. Neither the Company, any officer of the Company nor, to the knowledge of the Company, any officer, director, agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

2.	Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.	OFAC. Neither the Company, any officer of the Company nor, to the knowledge of the Company, any officer, director, agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.	Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company, any officer of the Company nor, to the Company’s knowledge, any director has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law or any successor law.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with the Co-Manager as follows:

(a) Delivery of Digital Offering Circular Electronically . Upon request, the Company shall furnish to the Co-Manager, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) or Section 4(g) below, and to each member of the Syndicate, the Offering Circular and any supplements and amendments thereto.

(b) Co-Manager’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Qualification Statement, or the Preliminary Offering Circular, including any amendment or supplement, the Company shall furnish to the Co-Manager for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Co-Manager, and shall file with the Commission within the applicable period specified in Regulation A, or as applicable, Rule 424(b), under the Securities Act any Offering Circular required to be filed pursuant to such Rule.

(c) Supplemental Marketing Materials. The Company shall furnish to the Co-Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed advertisement or Power Point presentation (PPT) or supplement thereto to be prepared by or on behalf of, used by or referred to by, the Company and the Company shall not file, use or refer to any proposed Power Point presentation or supplement, or any amendment or supplement thereto, without the consent of the Co-Manager (which consent shall not be unreasonably withheld). If at any time when an Offering Circular is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any Power Point Presentation prepared by or on behalf of, used by or referred to by, the Company conflicted or would conflict with the information contained in the Qualification Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend such PPT to eliminate or correct such conflict or so that the statements in such PPT as so amended will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing offering circular, the Company shall furnish to the Co-Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a digital copy of such proposed amended PPT and the Company shall not file, use or refer to any such amended PPT without the consent of the Co-Manager (which consent shall not be unreasonably withheld).

(d) Filing of Co-Manager Free Writing Prospectuses. The Company shall not take any action that would result in the Co-Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing offering circular prepared by or on behalf of the Co-Manager that the Co-Manager otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Offering Circular. If the Preliminary Offering Circular is being used to solicit offers to buy the Securities at a time when the Offering Circular is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Circular so that the Offering Circular does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Offering Circular conflicts with the information contained in the Qualification Statement, or if, in the opinion of counsel for the Co-Manager, it is necessary to amend or supplement the Offering Circular to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 4(b) and 4(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Co-Manager and to any dealer upon request, either amendments or supplements to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not be misleading or so that the Offering Circular, as amended or supplemented, will no longer conflict with the Qualification Statement, or so that the Offering Circular, as amended or supplemented, will comply with applicable law, including the Securities Act.

(f) Securities Act Compliance. After the date of this Agreement the Company shall promptly advise the Co-Manager in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Qualification Statement or any amendment or supplement to the Exchange Act Qualification Statement, Offering Circular, any PPT, the Preliminary Offering Circular (iii) of the time and date that any post-effective amendment to the Qualification Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Qualification Statement or any post-effective amendment thereto or any amendment or supplement to the Offering Circular, any PPT, the Preliminary Offering Circular or of any order preventing or suspending the use of the Offering Circular, any PPT, the Preliminary Offering Circular, of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange or automated quotation system upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 433 and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Offering Circular and Other Securities Act Matters. If the delivery of an Offering Circular is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Circular so that the Offering Circular does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Circular is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Co-Manager it is otherwise necessary to amend or supplement the Offering Circular to comply with applicable law, including the Securities Act, the Company shall (subject to Section 4(b) and 4(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Co-Manager and to dealers, amendments or supplements to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Circular is delivered to a Purchaser, be misleading or so that the Offering Circular, as amended or supplemented, will comply with applicable law, including the Securities Act. Neither the consent of the Co-Manager to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(b) or (c).

(h) Blue Sky Compliance. The Company shall cooperate with the Co-Manager and counsel for the Co-Manager to qualify the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Co-Manager, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Co-Manager promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment. The Co-Manager may sell the Securities in Canada subject to Regulation A and all Canadian applicable rules.

(i) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Offering Circular.

(j) Transfer Agent. The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Co-Manager an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Periodic Reporting Obligations. The Company, during the period when the Offering Circular is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the Exchange, all reports and documents required to be filed under Regulation A.

(a) Listing. The Company will use commercially reasonable efforts to effect and maintain the inclusion and quotation of the Common Stock, including the Securities, on the Exchange, under the conditions precedent as described hereunder, unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

(n) Company to Provide Copy of the Offering Circular in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Co-Manager an “electronic Offering Circular” to be used by the Co-Manager in connection with the offering and sale of the Securities. As used herein, the term “electronic Offering Circular” means a form of Offering Circular, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Co-Manager, that may be transmitted electronically by the Co-Manager and the other Co-Manager to offerees and purchasers of the Securities; (ii) it shall disclose the same information as the paper Offering Circular, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Offering Circular with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Co-Manager, that will allow investors to store and have continuously ready access to the Offering Circular at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(o) Agreement Not to Offer or Sell Additional Shares of Series REG A or Class REG A Shares. During the period commencing on the date of the Final Closing of this Offering, and ending on the 365th day following the date of the Final Closing of this Offering, the Company will not, directly or indirectly, issue, or grant any option to buy, shares of the Securities offered in this Offering, or exercisable for or convertible into shares of Securities offered in this Offering; provided, however, that the Company may (i) issue shares of Preferred or Common Stock or options to purchase shares of its Common Stock, or shares of Preferred or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Offering Circular or any amendment to or replacement of such plan, other than the Series and Class REG A; (ii) issue shares of Preferred or Common Stock or securities convertible into or exercisable for shares as consideration in a merger or other acquisition, provided that any recipient of such securities agrees to be bound by the foregoing restrictions for 180 days from the date of issuance of such shares (Lock-up Period) and (iii) file one or more qualification Statements either (x) on Form S-8 or amendments thereto relating to the issuance of shares of Common Stock or the issuance and exercise of options to purchase shares of Preferred or Common Stock granted under the employee benefit plans of the Company existing on the date of the Offering Circular or any amendment to or replacement of such plan or (y) to which the Co-Manager has consented, such consent not to be unreasonably withheld, in connection with the Company’s entrance into a definitive agreement relating to an acquisition. Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (A) within three business days prior to the expiration of the Lock-up Period, the Company delivers to the Co-Manager a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Stock is an “actively traded security” (as defined in Regulation M) and (B) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. The Company will provide the Co-Manager with prior notice of any such announcement that gives rise to an extension of the restricted period.

(p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(q) Press Releases. Prior to the First Closing Date and any Subsequent Closing Date, as the case may be, except as may be required by law, the Company shall not issue any press release or other communication directly or indirectly and shall not hold any press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, without the Co-Manager’s prior consent (such consent not to be unreasonably withheld).

(r) No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Securities, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Securities, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Co-Manager (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all filing and printing costs), (ii) all fees and expenses of the Company’s transfer agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Co-Manager, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, filing, and electronic distribution of the Qualification Statement, Offering Circular, the Preliminary Offering Circular, and any PPT prepared by or on behalf of, used by or referred to by, the Company, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Co-Manager in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Co-Manager, preparing and printing a blue sky survey or memorandum and a “Canadian wrap,” and any supplements thereto, advising the Co-Manager of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to FINRA’s review and approval of the Co-Manager’ participation in the offering and distribution of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations and, with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and the Company’s share of the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Securities on the Exchange and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Qualification Statement. Except as provided in this Section 5 or Section 8, Section 9 and Section 10 hereof, the Co-Manager and the Syndicate shall pay their own expenses, including the fees and disbursements of their counsel.

Section 6. Covenant of the Co-Manager. Each Co-Manager, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing offering circular prepared by or on behalf of the Co-Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Co-Manager.

Section 7. Conditions of the Obligations of the Co-Manager. The obligations of the Co-Manager to transfer payment for the Offered Shares on behalf of the Purchasers, as provided herein on the First Closing Date and each Subsequent Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 3 hereof, as of the date hereof and as of the First Closing Date as though then made and, as of the First Closing Date and each Subsequent Closing Date, as applicable, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letters. On the date hereof, the Co-Manager shall have received from:

1. Soto Accounting, LLC, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Co-Manager, in form and substance satisfactory to the Co-Manager, (i) containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to AU Section 634 of the Interim Accounting Standards of the PCAOB (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Qualification Statement and included in the Offering Circular, the Preliminary Offering Circular; and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act, the Exchange Act and the PCAOB and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the First Closing Date and, each Subsequent Closing Date:

i. the Company shall have filed the Offering Circular with the Commission (including the Rule 430 Information previously omitted from the Qualification Statement) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Qualification Statement containing such Rule 430 Information, and such post-effective amendment shall have become effective;

ii. no stop order suspending the effectiveness of the Qualification Statement, any 462(b) Qualification Statement or any post-effective amendment to the Qualification Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

iii. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, each Subsequent Closing Date there shall not have occurred, except as contemplated by the Qualification Statement, the Preliminary Offering Circular, or the Offering Circular, any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Subsequent Closing Date, if any, the Co-Manager shall have received the opinion of Kaplan, Voekler, Cunningham and Frank, LLP, substantially in the form attached as Exhibit A, as counsel for the Company, dated as of such Closing Date.

(e) Opinion of Counsel for the Co-Manager. On each of the First Closing Date and each Subsequent Closing Date, if any the Co-Manager shall have received the opinion of ____________, counsel for the Co-Manager, in form and substance satisfactory to the Co-Manager, dated as of such Closing Date.

(f) Officers’ Certificate. On each of the First Closing Date and each Subsequent Closing Date, if any, the Co-Manager shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b) and (c) of this Section 7, and further to the effect that:

i.	the representations and warranties of the Company set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

ii.	the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

Each of Kaplan, Voekler, Cunningham and Frank, LLP, counsel for the Company, and ____________ LLP, counsel for the Co-Manager, shall be entitled to rely upon the certificate as required to be delivered by the Company’s officers under this Section 7 in connection with any opinions delivered by such counsels to the Co-Manager.

(g) Bring-down Comfort Letters. On each of the First Closing Date and each Subsequent Closing Date, if any, the Co-Manager shall have received from:

i.	Soto Accounting, LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Co-Manager, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(i) of this Section 7, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Subsequent Closing Date, as the case may be; and

(h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Co-Manager an agreement in the form of Exhibit C hereto from each of the Company’s officers and directors, and such agreements shall be in full force and effect on each of the First Closing Date and each Option Closing Date, if any.

(i) Penny Stock. The Company shall not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities are deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(j) Rule 462(b) Qualification Statement. If a Rule 462(b) Qualification Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Qualification Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(k) Additional Documents. On or before the First Closing Date and each Subsequent Closing Date, if any, the Co-Manager and counsel for the Co-Manager shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Co-Manager by notice to the Company at any time on or prior to the First Closing Date and, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 8. Reimbursement of Co-Manager’ Expenses. If this Agreement is terminated by the Co-Manager pursuant to Section 11, or if the sale by he Co-Manager of the Securities on the First Closing Date (or the applicable Subsequent Closing Date) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Co-Manager and the other Co-Manager (except for such Co-Manager as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Co-Manager in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, travel expenses, postage or courier, and telephone charges.

Section 9. Indemnification.

(a) Indemnification of the Co-Manager by the Company. The Company agrees to indemnify and hold harmless the Co-Manager, their officers and employees, and each person, if any, who controls the Co-Manager within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Co-Manager or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation in accordance with Section 9(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Qualification Statement, or any amendment thereto, including any Rule 430 Information under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, any PPT that the Company has utilized, filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Preliminary Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Co-Manager and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Co-Manager) as such expenses are reasonably incurred by the Co-Manager or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Co-Manager expressly for use in the Qualification Statement, the Offering Circular, any PPT, the Preliminary Offering Circular (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Co-Manager to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and its Directors and Officers. Each Co-Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Qualification Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation in accordance with Section 9(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in (i) the Qualification Statement, or any amendment thereto, including any Rule 430 Information or (ii) Offering Circular, any PPT that the Company has utilized or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not (in the case of clause (ii), in the light of the circumstances in which they were made) misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Qualification Statement, Offering Circular, any PPT that the Company has utilized or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Preliminary Offering Circular (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Co-Manager expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Co-Manager has furnished to the Company expressly for use in the Qualification Statement, Offering Circular, PPT that the Company has utilized or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Preliminary Offering Circular (or any amendment or supplement thereto) are the statements set forth under the first paragraph of the headings “Discounts and Commission” and the heading “__________” under the caption “__________” in the Offering Circular. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Co-Manager may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Indemnification of the Co-Manager as Statutory Underwriter. Without limitation and in addition to its obligation under the other subsections of this Section 9, the Company agrees to indemnify and hold harmless the Co-Manager as a Statutory Underwriter (Underwriter), its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liability or expense, as incurred, arising out of or based upon the Underwriter’s acting as a “statutory underwriter” (within the meaning of FINRA Conduct Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the Underwriter. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 9(e) in respect of such action, then in addition to such separate firm for any indemnified parties other than the Underwriter and the controlling persons specified below, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Co-Manager in its capacity as Underwriter, and all persons, if any, who control Co-Manager, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, if, in the reasonable judgment of the Underwriter, there may exist a conflict of interest between the Underwriter and such other indemnified parties. Any such separate counsel shall be designated in writing by the Underwriter.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Co-Manager in the capacity of “statutory underwriter”, on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and the Co-Manager as Underwriter in the capacity of “statutory underwriter”, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Co-Manager Underwrite, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Co-Manager, in each case as set forth on the front cover page of the Offering Circular, or the fee to be received by the Underwriter in the capacity of “statutory underwriter” bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Co-Manager as Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Co-Manager as Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Co-Manager agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Co-Manager shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Co-Manager in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Co-Manager’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each officer and employee of a Co-Manager and each person, if any, who controls a Co-Manager within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Co-Manager, and each director of the Company, each officer of the Company who signed the Qualification Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Termination of this Agreement. The Co-Manager, by notice given to the Company, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Co-Manager if at any time (a)(i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange or (ii) trading in securities generally on the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on the Exchange by the Commission or FINRA; (b) a general banking moratorium shall have been declared by any of federal or New York authorities; (c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Co-Manager, is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Circular or to enforce contracts for the sale of securities; or (d) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Co-Manager may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company to any Co-Manager, except that the Company shall be obligated to reimburse the expenses of the Co-Manager to the extent provided in Sections 5 and 8 hereof, (ii) any Co-Manager to the Company, or (iii) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 12. Defaulting Co-Manager.

(a) If, on the Closing Date or the Subsequent Closing Dates, as the case may be, any Co-Manager defaults on its obligation to utilize its commercially reasonable good faith endeavors to market and sell the Securities that it has agreed to offer to prospective Purchasers, or fails to communicate in reasonable time periods with Syndicate members, hereunder on such date, the non-defaulting Co-Manager may in their discretion arrange for the offer and sale of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 48 hours after any such default by any Co-Manager, the non-defaulting Co-Manager do not arrange for the continuing sale of such Securities, then the Company shall be entitled to a further period of 48 hours within which to procure other persons satisfactory to the non-defaulting Co-Manager to continue to offer and sell such Securities on such terms. If other persons become obligated or agree to offer and sell the Securities of a defaulting Co-Manager, either the non-defaulting Co-Manager or the Company may postpone the Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Co-Manager may be necessary in the Qualification Statement, the Preliminary Offering Circular, the Offering Circular or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Qualification Statement and the Offering Circular that effects any such changes. As used in this Agreement, the term “Co-Manager” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 12, purchases Securities that a defaulting Co-Manager agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the offer and sale of the Securities of a defaulting Co-Manager or Co-Manager by the non-defaulting Co-Manager and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the most recent Closing Date, as the case may be, exceeds one-third of the aggregate amount of Securities offered, then this Agreement or the obligation of the Co-Manager to offer and sell Securities shall terminate without liability on the part of the non-defaulting Co-Manager. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 12 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Co-Manager of any liability it may have to the Company or any non-defaulting Co-Manager for damages caused by its default.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Co-Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Co-Manager, or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 14. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Co-Manager:

Arque Capital, Ltd..

email: akuwabara@arquecapital.com

Attention: Audrey Kuwabara, Gen. Counsel

with a copy to:

[counsel]

Facsimile:

Attention:

If to the Company:

Smart RX Systems, Inc.

Lutz, Florida

Facsimile:

Attention: Santu Rohatgi

with a copy to:

Kaplan, Voekler, Cunningham and Frank, LLP

Richmond, Virginia

Facsimile:

Attention: Thomas Voekler

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Co-Manager pursuant to Section 12, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Co-Manager merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the County of _______ in the City of _________ or the courts of the State of California in each case located in the County of _______ the City of Los Angeles (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. Entire Agreement; Execution in Counterpart. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 19. No Fiduciary Relationship. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Qualification Statement, the Offering Circular, each PPT, the Preliminary Offering Circular (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The Company acknowledges and agrees that the Co-Manager are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Co-Manager shall have no responsibility or liability to the Company with respect thereto. Any review by the Co-Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Co-Manager and shall not be on behalf of the Company.

Section 20. Authority of the Co-Manager. Any action by the Co-Manager hereunder may be taken by the Co-Manager on behalf of the Co-Manager, and any such action taken by the Co-Manager shall be binding upon the Co-Manager.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Co-Manager the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Smart Rx Systems, Inc.

By:
Name:
Title:	Vice Chairman, CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Co-Manager as of the date first above written.

ARQUE CAPITAL, LTD As Co-Manager

By:
Name:
Title:	Chairman and President

SCHEDULE A

Schedule of Co-Manager

Name	Shares

ARQUE CAPITAL, LTD. GREAT POINT CAPITAL, LLC TBD

SCHEDULE B

Schedule of Information included in the Offering Circular

Price to public: [ TBD  ] Number of shares offered: 4,500,000 Series REG A Secured Cumulative Redeemable Non-Voting Preferred Shares; and 500,000 Class REG A Super-Voting Convertible Preemptive Rights Common Shares

SCHEDULE C

Subsidiaries of the Company

TO BE PROVIDED

SCHEDULE D

Capitalization of the Company

TO BE PROVIDED

EXHIBIT A

FORM OF OPINION OF KAPLAN, VOEKLER, CUNNINGHAM & FRANK, LLC

[TO COME]

A-1

EXHIBIT B

FORM OF OPINION OF

[TO COME]

B-1

EXHIBIT C

Form of Lock-Up Agreement

            [ADDRESS of Co-Manager]

As Co-Manager of the Syndicate

RE: Smart Rx Systems, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of preferred and common stock, par value $.0001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares pursuant to Regulation A, Tier II (the “Offering”) for which you will act as the Co-Manager of the Syndicate. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Co-Managers are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering. Capitalized terms used in this agreement shall have the meaning given to such terms in the Reg A Agreement to be entered into between Arque Capital, Ltd, as Co-Manager of the several Co-Managers named therein, and the Company (the “REG A Agreement”).

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the undersigned or such person living in the undersigned’s household (a “Family Member”) not to, without your prior written consent, which consent may be withheld in your sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enter into a swap or other derivatives transaction that transfers to another, in whole or in part, any economic benefits or risk of ownership of such Shares, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Offering Circular (the “Lock-Up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless you waive, in writing, such extension, except that such extension will not apply if, (i) at the expiration of the Lock-up Period, the Shares are “actively traded securities” (as defined in Securities and Exchange Commission Regulation M) and (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this letter agreement for the remainder of the Lock-Up Period, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this letter agreement for the remainder of the Lock-Up Period, (c) the pledge of any Shares or other securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such Shares or other securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, (d) distributions to members, stockholders or partners provided that the recipient of such Shares or other securities agrees to be bound by the terms of this letter agreement for the remainder of the Lock-Up Period, or (e) in connection with the vesting of any Shares or other securities issued under restricted stock awards or the exercise of options (provided that any such securities received upon exercise shall be subject to the provisions of this letter agreement for the remainder of the Lock-Up Period). For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned. In addition, notwithstanding this letter agreement, the undersigned may sell securities of the Company acquired in the open market after the closing of the Offering, so long as such sale does not require any filing with the Securities and Exchange Commission or regulatory body or any public announcement, under the Securities Exchange Act of 1934, as amended, or otherwise.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions. In furtherance of the forgoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Arque Capital, Ltd., as Book Co-Manager of the several Co-Managers, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

If the undersigned is an officer or director of the Company, the undersigned acknowledges that Arque Capital, Ltd., has informed the undersigned that (i) as Book Co-Manager of the several Co-Managers has agreed that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Arque Capital, Ltd., will notify the Company of the impending release or waiver, (ii) the Company will be required to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver and (iii) as a condition to the granting of such release or waiver, any release or waiver granted by Arque Capital, Ltd., hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The procedure described in this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

It is understood that, if the REG A Agreement does not become effective, or if the REG A Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be automatically released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed in such state.

The undersigned acknowledges and agrees that whether any Offering occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Agreement, the terms of which are subject to negotiation between you and the Company.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)